TRACKPOWER, INC.

(a Wyoming corporation)

____________________________________

Notice of Annual Shareholder Meeting

and

Proxy Statement

_____________________________________

CONTENTS

Letter from the Chief Executive Officer	-i-
Notice of Annual Shareholder Meeting	-ii-
Proxy Statement	1
Questions and Answers About the Annual Meeting	1
Voting Rights	4
Principal Shareholders	5
Board of Directors	5
Our Executive Officers	8
Executive Compensation	8
*Proposal No. 1 – Merger Agreement -Reincorporation of Company from
Wyoming to Nevada	11
*Proposal No. 2 – Election of Directors	19
*Proposal No. 3 – Ratification of Rotenberg & Co., LLP as Independent Public
Accountants	20
Certain Relationships and Related Transactions	21
Section 16(A) Beneficial Ownership Reporting Compliance	22
2008 Annual Report to Stockholders	22
Other Matters	22
Stockholder Proposals for 2009 Annual Meeting of Stockholders	23

________________________

* To be voted on at meeting

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY FORM

TRACKPOWER, INC.

3565 King Road, Suite 102

King City, Ontario, Canada L7B 1M3

_________________, 2008

Dear Shareholder,

          On behalf of the Board of Directors, I cordially invite you to attend our 2008 Annual Meeting of Shareholders. The meeting will be held at the offices of the Company at 3565 King Road, Suite 102, King City, Ontario, Canada, on ________, ____________, 2008, at 10:00 am Toronto time. During the meeting, we will discuss the items of business described in the accompanying Notice of Annual Meeting and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

          Information about the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with the Proxy Statement are your proxy card instructions for voting. You are being asked to ratify and approve an Agreement and Plan of Merger providing for the merger of the Company with Gate to Wire Solutions, Inc., a Nevada corporation which is a wholly owned subsidiary of the Company, in order to effect a reorganization of the Company to the State of Nevada; elected directors; ratify the appointment our auditors, and conduct any other business properly raised at the meeting or any adjournments or postponements thereof.

          Your vote is very important. Please take a moment now to cast your vote whether or not you plan to attend the meeting by completing, signing, dating and returning the enclosed proxy using the enclosed self-addressed, stamped envelope. You may still vote in person at the meeting, even if you return a proxy.

I look forward to seeing you at the meeting.

Cordially,

John G. Simmonds

Chief Executive Officer

                          -i-

TRACKPOWER, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD __________, ________, 2008

To the Shareholders of

TRACKPOWER, INC.:

          Pursuant to the Company’s Bylaws, please take notice that an Annual Meeting of Shareholders of TrackPower, Inc. will be held at the principal offices of the Company, 3565 King Road, Suite 102, King City, Ontario, Canada on ___________, ______________, 2008, at 10:00 am local time to consider and vote on the following matters:

1.

To consider and act upon a proposal to ratify and approve an Agreement and Plan of Merger providing for the merger of the Company with Gate to Wire Solutions, Inc., a Nevada corporation which is a wholly owned subsidiary of the Company, the terms of which are more fully described in the accompanying Proxy Statement;

2.	To elect the following persons as directors of the Company: John G. Simmonds, Michael Connell, and G.R. “Randy” Barber;

3.

To ratify the appointment of Rotenberg & Co., LLP as the Company’s independent registered public accountant to audit the Company’s financial books and records for its fiscal year ending February 28, 2009; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          July 15, 2008, has been fixed as the record date of the shareholders entitled to vote at the meeting and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed.

          All shareholders are cordially invited to attend the meeting. To insure your representation at the meeting, please complete and promptly mail your proxy, which is solicited by the Board of Directors, in the return envelope provided. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and avoid added solicitation costs.

By Order of the Board of Directors

John G. Simmonds, Chief Executive Officer

Dated:	, 2008

Please date and sign the accompanying Proxy Card

and mail it promptly in the enclosed envelope.

-ii-

TRACKPOWER, INC.

3565 King Road, Suite 102

King City, Ontario, Canada L7B 1M3

PROXY STATEMENT

FOR AN ANNUAL MEETING OF SHAREHOLDERS

To Be Held , 2008

          This Proxy Statement is furnished in conjunction with the solicitation of proxies by the Board of Directors of TrackPower, Inc., a Wyoming corporation (the “Company”), to be used at the Company’s Annual Meeting of Shareholders (the “Meeting”) to be held on ________, ___________, 2008, at 10:00 am local time at the offices of the Company at 3565 King Road, Suite 102, King City, Ontario, Canada, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The questions and answers set forth below provide general information regarding this Proxy Statement and the Meeting.

What will stockholders be voting on at the Meeting?

1.

To ratify and approve an Agreement of Merger between the Company and Gate to Wire Solutions, Inc., a Nevada corporation and a wholly owned subsidiary of the Company in order to effectuate a reorganization of the Company to the State of Nevada;

2.	To elect three (3) directors to hold office until the annual meeting of stockholders to be held in 2009;

3.	To ratify the appointment of Rotenberg & Co., LLP as our independent registered public accounting firm for the year ending February 28, 2009; and

4.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Who is entitled to vote at the Meeting and how many votes do they have?

Common stockholders of record at the close of business on the Record Date, July 15, 2008, may vote at the Meeting. Each share of Common Stock has one vote. There were 2,510,243,040 shares of Common Stock outstanding on the Record Date.

What percentage of our Common Stock do the directors and executive officers own?

Our Board of Directors and Executive Officers own in the aggregate seven percent of our issued and outstanding shares of our Common Stock as of the Record Date.

How do I vote?

You must be present, or represented by proxy, at the Meeting in order to vote your shares. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. Since we expect that many of our common stockholders will be unable to attend the Meeting in person, we send proxy cards to all of our common stockholders to enable them to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted in accordance with your instructions by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

You will be designating John G. Simmonds, our Chief Executive Officer as your proxy. He may act on your behalf and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card.

We do not intend to bring any other matter for a vote at the Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Meeting or any adjournments or postponements thereof.

How do I vote using my proxy card?

Simply complete, sign and date the enclosed proxy card and return it in the postage-paid, self-addressed envelope provided.

How do I change or revoke my proxy?

You may change or revoke your proxy at any time before your shares are voted at the Meeting by:

•	executing and delivering another later dated proxy card;

•	notifying the Company’s Corporate Secretary, in writing at 3565 King Road, Suite 102, King City, Ontario L7B 1M3 that you are changing or revoking your proxy; or

•	attending and voting by ballot in person at the Meeting.

Attendance at the Meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the Meeting. If your proxy contains any specific instructions, they will be followed.

Who will count the votes?

An inspector of election designated by the Board will count the votes.

What constitutes a quorum?

A quorum, which is necessary to conduct business at the Meeting, constitutes a majority of the outstanding shares of our Common Stock entitled to be cast at the Meeting, present in person or represented by proxy. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote or abstain from voting. If a quorum is not present at the Meeting, the Chairman of the Meeting or the stockholders present in person or by proxy may adjourn the Meeting to a date not more than thirty (30) days after the date of the original meeting. In the event such adjournment shall be for more than thirty (30) days, or in the event the Board of Directors sets a new record date for shareholders entitled to notice of and to vote at the Annual Meeting, notice of the adjourned meeting shall be sent to each shareholder entitled to vote at such adjourned meeting.

What are my voting choices when voting on the ratification and approval of Agreement and Plan of Merger providing for the merger of the Company with Gate to Wire

Solutions, Inc., a Nevada corporation which is a wholly owned subsidiary of the Company, in order to effectuate a reorganization of the Company to the State of Nevada?

When voting on the ratification and approval of the Agreement and Plan of Merger , you may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting.

The affirmative vote of a majority of the votes cast is required for approval of the ratification of the Agreement and Plan of Merger. Abstentions will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of the proposal.

The Board recommends that the stockholders vote “FOR” the ratification of the Agreement and Plan of Merger.

What are my voting choices when voting on director nominees, and what vote is needed to elect directors?

When voting on the election of director nominees to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected, you may:

•	vote in favor of all nominees;

•	withhold votes as to all nominees; or

•	withhold votes as to one or more specific nominees.

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Any votes withheld will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of the proposal. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

The Board recommends that the stockholders vote “FOR” all of the nominees.

What are my voting choices when voting on the ratification of the appointment of Rotenberg & Co., LLP as our independent registered public accounting firm?

When voting on the ratification of the appointment of Rotenberg & Co., LLP as our independent registered public accounting firm, you may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting.

The affirmative vote of a majority of the votes cast is required for approval of the ratification of Rotenberg & Co., LLP. Abstentions will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of the proposal.

The Board recommends that the stockholders vote “FOR” the ratification of Rotenberg & Co., LLP.

What if I do not specify a choice for a matter when returning a proxy?

If you sign your proxy but do not give voting instructions, the individuals named as proxy holders on the proxy card will vote “FOR” the ratification of the Agreement and Plan of Merger, “FOR” election of all nominees, “FOR” the ratification of Rotenberg & Co., LLP, and in their discretion on any other matters that may properly come before the Meeting.

Will my shares be voted if I do not provide my proxy or vote at the Meeting?

If you do not provide your proxy or vote at the Meeting and you are a stockholder whose shares of Common Stock are registered directly in your name with our transfer agent (Corporate Stock Transfer, Inc.), your shares of Common Stock will not be voted.

If you do not provide your proxy or vote at the Meeting and you are a stockholder whose shares of Common Stock are held in street name with a bank, brokerage firm or other nominee (i.e., in “street name”), your nominee may vote your shares in its discretion on the proposal to ratify the Agreement and Plan of Merger, the proposal to elect directors and the proposal to ratify Rotenberg & Co., LLP.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

The Board is soliciting your proxy for the Meeting. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. We pay the cost of soliciting proxies and may use employees to solicit proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our Common Stock.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, and to vote all your shares you will need to sign and return all proxy cards.

May stockholders ask questions at the Meeting?

Yes. At the end of the Meeting, our representatives will answer questions from stockholders.

VOTING RIGHTS

          Shareholders of record at the close of business on July 15, 2008 are entitled to vote at this meeting. On that date, the Company had issued and outstanding 2,510,243,040 shares of its Common Stock, $.0001 par value per share. There were no other voting securities issued or outstanding. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Holders of the issued and outstanding Common Shares are entitled to one vote for each share held by them.

PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding the ownership of Common Stock as of July 15, 2008, by (i) each of our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	John G. Simmonds (1) 1640 16th Sideroad King City, Ontario L7B 1A3	129,565,834(2)	5.2%

Common	Gary Hokkanen (1) 76 Bronte Road Thornhill, Ontario L3T 7J4	22,840,000	1%

Common	Carrie Weiler (1) 69 McCutcheon Avenue Nobleton, Ontario L0G 1N0	18,745,833	1%

Common	Michael Connell (1) 612 Logan Avenue Toronto, Ontario M4K 3C1	6,645,833	*

Common	Kenneth J. Adelberg 609 Longchamps Avenue Devon, PA 19333	201,946,644	8.0%	7.

Common	All Officers and Directors as a Group (4 persons)	177,377,500(2)	7.1%

__________________

*	Less than 1%

(1)	Officer and/or Director of our Company.

(2)

Includes 210,000 shares owned in the name of Deborah Simmonds in trust for Henry Simmonds, son of John G. Simmonds, and 210,000 shares owned in the name of Deborah Simmonds in trust for Jack Simmonds, son of John G. Simmonds.

BOARD OF DIRECTORS

The primary responsibility of the Board is to foster the long-term success of the Company consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must act in good faith in a manner he reasonably believes to be in the best interests of the Company with the care an ordinarily prudent person in a like position would use under similar circumstances. The directors are regularly kept informed about our business at meetings of the Board and its Committees and through supplemental reports and communications. The responsibilities of the Board’s standing Committees are addressed separately in this Proxy Statement.

The Board held five meetings during the fiscal year ended February 29, 2008. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During the fiscal year ended February 29, 2008, John G. Simmonds and Michael Connell attended all meetings of the Board and all Committees on which they served. In addition, the Board of Directors took action by unanimous consent on one occasion during the fiscal year ended February 29, 2008

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to:

John G. Simmonds
Chief Executive Officer
TrackPower, Inc.
3565 King Road, Suite 102
King City, Ontario, Canada L7B 1M3

COMMITTEES OF THE BOARD

          The Board has established Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating. The Board has adopted written charters for each of these Committees. Copies are available in print to any stockholder upon written request to TrackPower, Inc., 3565 King Road, Suite 102, King City, Ontario, Canada L7B 1M3, Attention: Corporate Secretary. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

Audit Committee

          Our Board has established an Audit Committee, which is composed of Michael Connell (Chairman) and John G. Simmonds. The Committee’s primary duties are to:

•

review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;

•	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;

•

oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;

•	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;

•	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;

•	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings; and

•	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

Our Audit Committee charter also mandates that our Audit Committee approve all audit and permissible non-audit services conducted by our independent registered public accounting firm. The Audit Committee held four meetings during the fiscal year ended February 29, 2008.

Audit Committee Pre-Approval Policies.

The Audit Committee must pre-approve all services rendered by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chairman the authority to grant any pre-approvals in between scheduled meetings. Any decision to grant pre-approval is presented to the full Audit Committee at its next scheduled meeting.

Nominating Committee

          The Nominating Committee consists of John G. Simmonds and Michael Connell (Chairman). This Committee assists the Board of Directors in identifying prospective director nominees and approves director nominees for the next annual meeting of stockholders.

The Nominating Committee did not meet in fiscal year ended February 29, 2008.

Compensation Committee

Our Board has established a Compensation Committee, which is composed of Messrs. Simmonds and Connell (Chairman), each of whom is a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code). The Committee’s primary duties are to:

•	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;

•	determine and approve executive officer compensation, including base salary and incentive awards;

•	make recommendations to the Board regarding compensation plans; and

•	prepare a report on executive compensation for inclusion in our proxy statement for our annual stockholder meetings.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the full Board of Directors with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, although it may delegate its authority to a subcommittee.

The Compensation Committee did not meet in fiscal year ended February 29, 2008.

Code of Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics in fiscal 2005.

Our Code of Ethics applies to all of our officers and consultants holding the positions of Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are equitable conduct and fairness in our business operations and in our dealings with others.  Our Code of Business Conduct and Ethics reflects the foregoing principles.

OUR EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers.

Name	Age	Position

John G. Simmonds	57	Chief Executive Officer and President

Gary N. Hokkanen	52	Chief Financial Officer

Carrie J. Weiler	59	Secretary

Biographical information for Mr. Simmonds is contained below under the heading “PROPOSAL 2 — ELECTION OF DIRECTORS.”

The following is a biographical summary of the business experience of Mr. Hokkanen and Ms. Weiler.

Gary N. Hokkanen, Chief Financial Officer. Mr. Hokkanen has served as the Company’s Chief Financial Officer since June 2007. Mr. Hokkanen is an executive level financial manager with over 10 years experience in public company financial management. Mr. Hokkanen previously served as Chief Financial Officer of our Company from February 1998 to June 2001. In May of 2005, Mr. Hokkanen was re-appointed as Chief Financial Officer of our Company, resigned in August 2006 and was re-appointed as Chief Financial Officer in June 2007. From January 2001 to April 2003, Mr. Hokkanen was Chief Financial Officer of IRMG Inc., a Toronto-based financial management consulting firm. For the period April 1996 to July 1998, Mr. Hokkanen served as Treasurer of Simmonds Capital Limited, and from July 1998 to January 2001, served as Chief Financial Officer of that company. In November 2007, Mr. Hokkanen was appointed a director and officer of Sagittarius Capital Corporation, a TSX Venture Exchange capital pool company. He also serves as Chief Financial Officer for Newlook Industries Corp. (TSX Venture Exchange), Gamecorp Ltd., (CNQ) f/k/a Eiger Technology Inc., Lumonall, Inc. (OTCBB) and Racino Royale Inc. (OTCBB) since July 2007. He holds a Bachelor of Arts degree from the University of Toronto and is a CMA (Certified Management Accountant), as well as being a member of the Society of Management Accountants, Ontario. He devotes approximately 20% of his time to our business.

Carrie J. Weiler, Corporate Secretary. Ms. Weiler was appointed Corporate Secretary of the Company on February 23, 2007. Ms. Weiler previously served as Corporate Secretary of our Company from 1998 until her resignation on January 12, 2007. She was re-appointed as Corporate Secretary on February 23, 2007. She provides professional public company corporate secretarial services to various entities and is a member of the Canadian Society of Corporate Secretaries. In addition to her role at TrackPower, Ms. Weiler has served as Corporate Secretary and Director of Newlook Industries Corp. (TSXV: NLI) and Gamecorp Ltd. (CNQ: GAME, OTCBB: ETIFF, f/k/a Eiger Technology Inc.) since July 2007. Ms. Weiler was also appointed Corporate Secretary of Racino Royale Inc. (OTCBB: RCNR) in September 2006, Lumonall, Inc. (OTCBB: LUNL) in October 2004, and Wireless Age Communications, Inc. (OTCBB: WLSA) in May 2003, and was appointed as a director of that Company in February 2007. She continues to serve in these capacities today. She devotes approximately 20% of her time to our business.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Following is a table containing the aggregate compensation paid to our Chief Executive Officer and all other officers who received aggregate compensation exceeding $100,000 during our fiscal years ended February 29, 2008, and February 28, 2007 and 2006:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation			Non-qualified Deferred Compensation Earnings		All Other Compensation ($)		Total Compensation ($)
Edward M. Tracy, President and CEO(1)	2007 2006	$ $	173,125 323,628	$ $	‘ 0 0	$ $	36,000 243,218	$ $	0 0	$ $	0 0	‘	$ $	0 0	$ $	150,000 0	$ $	359,125 566,846

John G. Simmonds, CEO, President and CFO(2)	2008 2007 2006	$ $ $	180,000 135,000 223,600	$ $	0 0 0	$ $ $	40,000 162,000 0	$ $ $	0 0 0	$ $ $	0 0 0		$ $ $	0 0 0	$ $ $	140,000 66,775 61,022	$ $ $	360,000 363,775 284,622

Gary N. Hokkanen CFO	2008 2007 2006	$ $ $	22,500 5,250 141,704	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0	$ $ $	0 0 0		$ $ $	0 0 0	$ $ $	10,000 0 4,362	$ $ $	32,500 5,250 145,966

__________________________

(1)

Mr. Tracy was appointed CEO on May 1, 2005, being paid $50,000 per month. Pursuant to the terms of a compensation letter memorandum, he was to be paid other compensation during fiscal 2006 of 2.5% of the outstanding number of shares as of May 1, 2005 and .5% of the outstanding number of shares on January 5, 2006. The May 1, 2005 allotment totaled 6,700,824 shares of the Company’s common stock valued at $180,922 and the January 5, 2006 allotment totaled 2,307,265 shares valued at $62,296. During fiscal 2007, Mr. Tracy’s compensation was reduced to $10,000 per month. Mr. Tracy resigned as CEO and President on February 23, 2007, and as a part of his termination agreement, received a lump sum payment of $150,000 and 10,000,000 shares of the Company’s common stock valued at $36,000.

(2)

Mr. Simmonds previously acted as our CEO and CFO until his resignation in November 2006. In February 2007, Mr. Simmonds was reappointed as our President and CEO. Mr. Simmonds was compensated in 2006 pursuant to the terms of a management services agreement between Simmonds Mercantile and Management, Inc. (“SMMI”) and the Company that terminated in June 2007 and was replaced with a Consulting Agreement between the Company and Mr. Simmonds. See “Employment Agreements” below. The amounts shown above reflect the total amounts paid by SMMI to Mr. Simmonds in the fiscal years 2006 and 2007, although some portion of that compensation was for services performed for entities other than the Company. Mr. Simmonds owns 100% of SMMI. Other annual compensation includes directors’ fees, guarantee fees and other fees paid to Mr. Simmonds.

(3)

Mr. Hokkanen was appointed CFO in June 2007. Mr. Hokkanen was compensation during fiscal 2006 through two sources. Prior to October 2005, Mr. Hokkanen was paid through the management services agreement between SMMI referred to above in (2). After October 1, 2005, Mr. Hokkanen was paid by Wireless Age Communications, Inc., which has a management services agreement with the Company for the services of Mr. Hokkanen. Pursuant to the agreement, the Company paid Wireless Age Communications, Inc. $250.00CN per hour for Mr. Hokkanen’s services as CFO. The amounts shown on the chart above reflect the total amounts paid by Wireless Age Communications, Inc. after September 30, 2005. That agreement terminated in June 2007 and was replaced with a Consulting Agreement between the Company and Mr. Hokkanen. See “Employment Agreements” below. Other annual compensation includes an automobile allowance.

EMPLOYMENT AGREEMENTS

Each of our executive officers perform their respective duties to our Company pursuant to the terms of a Consulting Services Agreement, described below.

The Company entered into a Consulting Services Agreement with John Simmonds in June 2007 (the “Simmonds Agreement”). The Simmonds Agreement is effective until December 31, 2009, with an option to renew for further successive two year periods on terms and conditions to be negotiated between the Company and Mr. Simmonds. The Simmonds Agreement provides for the engagement of Mr. Simmonds to act as Chief Executive Officer of the Company for remuneration of $15,000 per month during the term, plus providing a vehicle for Mr. Simmonds exclusive use, office space including computer and relevant software, paid vacation, and reimbursement for all reasonable out-of-pocket expenses incurred in connection with Mr. Simmonds duties under the Simmonds Agreement.

The Company entered into a Consulting Services Agreement with Gary N. Hokkanen in June 2007 (the “Hokkanen Agreement”). The initial term of the Hokkanen Agreement was effective until May 31, 2008. The

Hokkanen Agreement provides an option to renew the for further successive one year periods on terms and conditions to be negotiated between the Company and Mr. Hokkanen. We exercised the option to extend this agreement for a one year term on June 1, 2008. The Hokkanen Agreement provides for the engagement of Mr. Hokkanen to act as Chief Financial Officer of the Company for remuneration of $2,500 per month during the term plus paid vacation and reimbursement for all reasonable out-of-pocket expenses incurred in connection with Mr. Hokkanen’s duties under the Hokkanen Agreement.

The Company also entered into a Consulting Services Agreement with Carrie J. Weiler in June 2007 (the “Weiler Agreement”). The initial term of the Weiler Agreement was effective until December 31, 2007. We exercised the option to extend this agreement for a one year term on January 1, 2008. The Weiler Agreement provides an option to renew for further successive one year periods on terms and conditions to be negotiated between the Company and Ms. Weiler. The Weiler Agreement provides for the engagement of Ms. Weiler to act as Corporate Secretary of the Company for remuneration of $2,500 per month during the term, plus paid vacation and reimbursement for all reasonable out-of-pocket expenses incurred in connection with Ms. Weiler’s duties under the Weiler Agreement,

STOCK PLAN

As of the date of this Proxy Statement we have not adopted a stock plan, but may do so in the future.

THE AUDIT COMMITTEE

Report of the Audit Committee

In accordance with our Audit Committee Charter, our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-KSB for the year ended February 29, 2008, with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, which is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, the firm’s judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, our Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed with our independent registered public accounting firm the firm’s independence from both management and our Company, and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with its independence.

In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibility of our Audit Committee referred to below, our Audit Committee recommended to our Board that (and our Board has approved) the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended February 29, 2008, for filing with the Securities and Exchange Commission.

None of the members of our Audit Committee are professional accountants. Committee members rely on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, our Audit Committee serves an oversight role and does not in itself determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles, or that Rotenberg & Co., LLP is in fact “independent.”

Submitted by:

Audit Committee

Michael Connell (Chairman)
John G. Simmonds

_________, 2008

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1: MERGER AGREEMENT

          We propose to change our state of incorporation from Wyoming to Nevada (the “Reincorporation”). For the reasons set forth below, the Board of Directors believe that our best interest and our shareholders will be served by the Reincorporation. Such Reincorporation will be accomplished by merging our Company with and into our recently formed wholly owned Nevada subsidiary, Gate to Wire Solutions, Inc. (“GWS”).

          We have no operations in Wyoming. Our Board of Directors believes that a change in our state of incorporation from Wyoming to Nevada will provide significant cost savings to us in the future in the event shareholder approval is required for any future situations. Under the laws of Nevada, holders of a majority of the issued and outstanding voting securities of a corporation may undertake shareholder approval by majority consent. This provision is not available in Wyoming.

          In addition to the proposed cost savings, we believe that the Nevada Revised Statutes (“NRS”) will meet our business needs. The NRS is a modern and flexible code. For the most part, such code provides virtually the same flexibility in the management of a corporation and in the conduct of various business transactions as provided by the Wyoming Business Corporation Act (“WBCA”). The transaction will not result in any change in our current business, management, location of our principal executive offices, assets, liabilities or net worth.

          To effect our Reincorporation in Nevada, we will be merged with and into a wholly owned subsidiary incorporated in Nevada pursuant to a Merger Agreement by and between the Company and such subsidiary (the “Agreement”). The Nevada subsidiary, named “Gate to Wire Solutions, Inc.,” a Nevada corporation (“GWS”), will be the surviving corporation. GWS has been incorporated under the NRS for the sole purpose of merging with us. It has no material assets and/or liabilities and has not have been engaged in any business prior to the merger. Following the merger, GWS will conduct the business of the Company as a Nevada corporation under the name “Gate to Wire Solutions, Inc., which will more accurately reflect the nature of the business we are engaged in. GWS and will assume all of our assets and liabilities including contractual obligations and obligations under our outstanding indebtedness. Our existing Board of Directors and officers will become the Board of Directors and officers of the surviving corporation for identical terms of office.

          Upon consummation of the Reincorporation, each one hundred (100) outstanding shares of our Common Stock will automatically be converted into one (1) fully paid and nonassessable share of outstanding Common Stock of GWS. No fractional shares will be issued upon conversion of the Common Stock and each fractional share will be rounded up to the next whole share. After the effective date of the merger, stockholders will hold the same percentage of the outstanding shares of GWS as such stockholder held in the Company prior to the Merger. Outstanding warrants to purchase or otherwise acquire each one hundred (100) shares of our Common Stock will be converted into options to purchase or otherwise acquire one (1) share of Common Stock of GWS at the same exercise price per share, adjusted to reflect the 1-for-100 conversion rate, and upon the same terms and conditions as presently set forth in each such option or warrant. We currently have 155,672,500 warrants outstanding, convertible into shares of Common Stock at an exercise price of $.04 per share. Following the merger, there will be 1,556,725 warrants outstanding, convertible into shares of Common Stock of GWS at an exercise price of $4.00 per share.

          Because of the ratio of shares to be issued upon the Reincorporation, the Reincorporation will, in effect, also act as a reverse stock split. Under Wyoming corporate law, a reverse stock split requires the approval of a company’s shareholders. However, because we also desired to change the Company’s jurisdiction of incorporation to Nevada, there is no separate proposal for a reverse stock split. Management has elected to undertake this action as a result of what they consider to be the excessive number of issued and outstanding Common Shares. The Reincorporation will affect all of our shareholders uniformly. After the Effective Date of the Reincorporation, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the Effective Date.

          The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reincorporation. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

We do not intend to issue new stock certificates to stockholders of record upon the effective date of the merger and each certificate representing issued and outstanding shares of our Common Stock immediately prior to the effective date of the merger will evidence ownership of the shares of Common Stock of GWS after the effective date of the merger. Thus, it will not be necessary for our shareholders to exchange their existing stock certificates for certificates of GWS. Our outstanding stock certificates should not be destroyed or sent to us. We anticipate that delivery of existing certificates of Common Stock will constitute “good delivery” of shares of Common Stock of GWS in transactions on the Over-the-Counter Bulletin Board (“OTCBB”) where our Common Stock is currently listed for trading under the symbol “TPWR.” Upon consummation of the Reorganization and a result of the change in our name to Gate to Wire Solutions, Inc., we anticipate that a new symbol will be issued for the Company by

          Other than revisions to statutory references necessary to conform with the NRS and as otherwise described herein, GWS’s Articles of Incorporation and Bylaws are substantially similar to our current Articles of Incorporation, as amended, and Bylaws, with the exception that the GWS Articles of Incorporation provide for the authorization of 200,000,000 shares of Common Stock, having a par value of $.001 per share, and 20,000,000 shares of Preferred Stock, having a par value of $.001 per share. Our current Articles of Incorporation, as amended, authorizes the issuance of an unlimited number of shares of Common Stock, $.0001 par value per share, and an unlimited number of no par value shares of Preferred Stock, presently consisting of 1,000 shares of Series A 8% Convertible Cumulative Preferred Stock. While the Wyoming Business Corporation Act provides that a corporation may have an unlimited number of authorized shares, there is no such provision in the Nevada Revised Statutes as filing and other fees are determined based upon the number of authorized shares. There are 2,510,243,040 shares of our Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Following the merger, while we have no intention of issuing any shares of Preferred Stock, we believe it to be in our best interests to have such Preferred Shares authorized in the event circumstances arise in the future which require the issuance of the same, provided that such issuance is in the best interests of our Company and our shareholders.

COMPARISON OF THE CORPORATE LAWS OF NEVADA AND WYOMING

          Although it is not practical to compare all of the differences between Wyoming law and our current Certificate of Incorporation and Bylaws and Nevada law and the Articles of Incorporation and Bylaws of the surviving corporation, the following is a summary of differences which we believe may significantly affect the rights of our stockholders. This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the Nevada Revised Statutes (“NRS”), the Wyoming Business Corporation Act (“WBCA”) and the forms of the Articles of Incorporation and Bylaws of the surviving corporation.

Amendments to the Charter Documents of the Corporation

          The charter documents of the Corporation under the WBCA are the Articles of Incorporation, as amended, and By-laws. Under the WBCA, substantive changes to the Articles of Incorporation must be approved by the holders of a majority of the shares entitled to vote unless otherwise provided in the Company’s Articles of Incorporation. The types of amendment contemplated in this category include, but are not restricted to, a change of the name of the Corporation, changes to the authorized capital of the Company and alterations to or creation of special rights and restrictions attached to shares of the Company. The power to alter, amend or repeal the By-laws of the Company or adopt new By-laws is vested in the Board of Directors of the Company, subject, however, to the shareholders to alter, amend or repeal such Bylaws or adopt the Bylaws.

          Under the NRS, substantive changes to the Articles of Incorporation require a simple majority of the outstanding stock of the Corporation entitled to vote. The type of amendments contemplated in this category include a change of the name of the Company, changes to the authorized capital of the Company and alterations to or creation of special rights and restrictions attached to shares of the Company. The power to alter, amend or repeal the by-laws of the Company or adopt new by-laws will be vested in the Board of Directors of the Company.

Rights of Dissent and Appraisal

          The WBCA provides that a shareholder of the Company has the right to dissent in respect of any plan of merger or consolidation involving the Company (except in the event of a merger or consolidation involving a parent and subsidiary), a sale or exchange of all or substantially all of the property and assets of the Company not made in the usual and regular course of its business, and any plan of exchange to which the Company is a party and the entity whose shares are to be acquired. Under those circumstances, shareholders may dissent as to all or any portion of their shares and are entitled to have their shares purchased by the Company at fair value. See “Dissenters’ Rights of Appraisal,” below.

          The NRS are much more restrictive in providing a right of dissent and appraisal to shareholders in that it is limited to mergers and consolidations. Furthermore, a shareholder of a widely held class of shares in a corporation governed by the NRS cannot demand statutory appraisal rights if they receive in a merger shares of the surviving corporation which are listed on a National Securities Exchange or which are held of record by more than 2,000 shareholders.

Shareholder’s Derivative Action

          The WBCA permits a shareholder to maintain an action in right of the Company without leave of court, provided that the shareholder was a shareholder at the time of the act or omission complained of and fairly and adequately represents the Company in enforcing the rights of the Company.

          The NRS contains no such statutory provisions concerning derivative actions; however, such proceedings are available to shareholders pursuant to common law which has evolved in Nevada.

Indemnification

          Under both the WBCA and the NRS, the Company may indemnify any person who was or is threatened to be made a party to an action, including an action by or in the right of the Company, because the person is or was a director, officer, employee or agent of the Company or is or was serving in such capacity in another entity at the request of the Company, against expenses, judgments, fines and amounts paid in settlement, if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his action was unlawful.

Personal Liability of Directors

          The WBCA provides that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for receipt of a financial benefit to which he is not entitled, (ii) for an intentional infliction of harm on the Company or its shareholders, (iii) for participating in unlawful distributions to shareholders, or (iv) for an intentional violation of criminal law. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

          The NRS provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the Nevada Act, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

Place of Meetings

          The WBCA provides that meetings of shareholders may be held at such place, either within or outside the State of Wyoming, as may be provided in the by-laws of the Company. In the absence of such provisions in the by-laws, all meetings shall be held at the principal office of the Company in the State of Wyoming.

          The NRS provides meetings of shareholders may be held at such place, either within or outside the State of Nevada, as the directors may determine from time to time.

Cumulative Voting

          The WBCA and the NRS permit a corporation to specify in its articles or certificate of incorporation whether cumulative voting exists. Our current Certificate of Incorporation does not provide for cumulative voting, nor will our new Articles of Incorporation in Nevada provide for the same.

Removal of Directors

          In the case of a corporation whose board is classified, the WBCA provides that directors may be removed only for cause unless the charter documents provide otherwise. If the corporation’s board is not classified and the charter documents do not provide otherwise, the WBCA provides that directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

          Under the WBCA, if cumulative voting is allowed and less than the entire Board of Directors is to be removed, no director may be removed. No director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors, or, if there is more than one class of directors, at an election of the class of directors of which such director is a part.

          Under the NRS, a director may be removed by the affirmative vote of two-thirds of the shares eligible to vote, unless the articles of incorporation provide for a greater number of affirmative votes. All vacancies, including those caused by increasing the number of directors, may be filled by a majority of the remaining directors, regardless of whether the remaining directors constitute a quorum, unless otherwise provided in the articles of incorporation.

Vacancies on the Board

          Under both the WBCA and NRS, unless the articles or certificate of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors: (i) the shareholders may fill the vacancy; or (ii) the board of directors may fill the vacancy; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date under or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Share Dividends

          Both the NRS and the WBCA provide that unless the certificate or articles of incorporation provides otherwise, shares may be issued pro rata and without consideration to the corporation’s shareholders or to the shareholders of one (1) or more classes or series. An issuance of shares under this subsection is a share dividend. Shares of one (1) class or series may not be issued as a share dividend in respect of shares of another class or series unless (i) the certificate of incorporation so authorizes; (ii) a majority of the votes entitled to be cast by the class or series to be issued approve the issue; or (iii) there are no outstanding shares of the class or series to be issued. If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date the board of directors authorizes the share dividend.

Possible Disadvantage of a Change in Domicile

          Despite the belief of the Board of Directors that the proposed Reincorporation is in the best interests of both our Company and our shareholders, it should be noted that many of the provisions of Nevada law have not yet received extensive scrutiny and interpretation. However, the Board of Directors believes that Nevada law will provide the Company with the comprehensive flexible structure which it needs to operate effectively.

Tax Consequences of the Merger

          The merger and resulting reincorporation of the Company from Wyoming to Nevada will constitute a tax-free reorganization within the meaning of Section 368 (a) (1) (F) of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, no gain or loss will be recognized by stockholders upon the conversion of our Common Stock into the surviving corporation’s Common Stock. Each stockholder whose shares are converted into the surviving corporation’s Common Stock will have the same basis in the Common Stock of the surviving corporation as such stockholder had in our Common Stock held immediately prior to the effective date of the merger. The stockholder’s holding period in the surviving corporation’s Common Stock will, for federal income tax purposes, include the period during which the corresponding shares of the Company’s Common Stock were held, provided such corresponding shares of the Company’s Common Stock were held as a capital asset on the effective date of the merger.

          We will recognize no gain or loss as a result of the merger and reincorporation, and the surviving corporation generally will succeed, without adjustment, to our tax attributes. Changing our state of incorporation will not affect the amount of the corporate income and other taxes payable.

          A successful challenge by the Internal Revenue Service to the tax-free status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of the Company’s Common Stock converted in the Reincorporation equal to the difference between that shareholder’s basis in such shares and the fair market value, as of the time of the Reincorporation, of the Company’s Common Stock converted in the Reincorporation. In such event, a shareholder’s aggregate basis in the shares of GWS’s Common Stock acquired in the Reincorporation would equal the fair market value of all such shares, and such shareholder’s holding period for such shares would not include the period during which such shareholder held Company Common Stock.

The foregoing is only a summary of the federal income tax consequences and is not tax advice.

          This Information Statement does not contain any information regarding the tax consequences, if any, under applicable state, local or foreign laws, and each stockholder is advised to consult his or her personal attorney or tax advisor as to the federal, state, local or foreign tax consequences of the proposed reincorporation in view of the stockholder’s individual circumstances.

DISSENTERS' RIGHTS OF APPRAISAL

          The following is a summary of dissenters’ rights available to the Company’s stockholders, which summary is not intended to be a complete statement of applicable Wyoming law and is qualified in its entirety by reference to Article 13 of the Wyoming Business Corporation Act (“WBCA”), which is set forth in its entirety as Exhibit C.

Right to Dissent

          The Company’s stockholders are entitled to dissent from the merger and obtain payment of the fair value of their shares if and when the merger is effectuated. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Under Article 13 of the WBCA, a stockholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the stockholder or the corporation.

          Under Section 7-16-1303(a) of the WBCA, a record stockholder may assert dissenters’ rights as to fewer than all shares registered in the record stockholder’s name only if the record stockholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record stockholder asserts dissenters’ rights.

          Section 7-16-1303(b) of the WBCA provides that a beneficial stockholder may assert dissenters’ rights as to the shares held on the beneficial stockholder’s behalf only if (a) the beneficial stockholder causes the corporation to receive the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenters’ rights and (b) the beneficial stockholder dissents with respect to all shares beneficially owned by the beneficial stockholder.

          The Company will require that, when a record stockholder dissents with respect to the shares held by any one or more beneficial stockholders, each such beneficial stockholder must certify to the Company that the beneficial stockholder has asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.

Procedure for Exercise of Dissenters’ Rights

          Stockholder who wishes to assert dissenters’ rights shall: (a) cause the Company to receive before the vote is taken on the merger at the annual meeting, written notice of the stockholder’s intention to demand payment for the stockholder’s shares if the merger is effectuated; and (b) not vote the shares in favor of the merger. A stockholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his or her shares under Article 13 of the WBCA.

Dissenters’ Notice

          If the merger is approved at the annual meeting, the Company will send written notice to dissenters who are entitled to demand payment for their shares. The notice required by the Company will be given no later than 10 days after the effective time and will: (a) state that the merger was authorized and state the effective time or proposed effective date of the merger, (b) set forth an address at which the Company will receive payment demands and the address of a place where certificates must be deposited, (c) supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made, (d) set the date by which the Company must receive the payment demand and certificates for shares, which date will not be less than 30 days nor more than 60 days after the date the notice is given, (e) state that if a record stockholder dissents with respect to the shares held by any one or more beneficial stockholders each such beneficial stockholder must certify to the Company that the beneficial stockholder and the record stockholder or record stockholders of all shares owned beneficially by the beneficial stockholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation of the ability to exercise dissenters’ rights, and (f) be accompanied by a copy of Article 13 of the WBCA.

Procedure to Demand Payment

          A stockholder who is given a dissenters’ notice to assert dissenters’ rights will, in accordance with the terms of the dissenters’ notice, (a) cause the Company to receive a payment demand (which may be a demand form supplied by the Company and duly completed or other acceptable writing) and (b) deposit the stockholder’s stock certificates. A stockholder who demands payment in accordance with the foregoing retains all rights of a stockholder, except the right to transfer the shares until the effective time, and has only the right to receive payment for the shares after the effective time. A demand for payment and deposit of certificates is irrevocable except that if the effective time does not occur within 60 days after the date set by the Company by which it must receive the payment demand, The Company will return the deposited certificates and release the transfer restrictions imposed. If the effective time occurs more than 60 days after the date set by the Company by which it must receive the payment demand, then the Company will send a new dissenters’ notice. A stockholder who does not demand payment and deposit his or her share certificates as required by the date or dates set forth in the dissenters’ notice will not be entitled to demand payment for his, her or its shares under Article 13 of the WBCA, in which case, pursuant to the merger agreement, he, she or it will receive one (1) share of GWS for each one hundred shares of the Company held by such shareholder.

Payment

          At the effective time or upon receipt of a payment demand, whichever is later, the Company will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph, the Company’s estimate of the fair value of the dissenter’s shares plus accrued interest. Payment shall be accompanied by the Company’s audited financial statements for its fiscal year ended February 29, 2008, as well as any interim periods. Payment will also be accompanied by a statement of the estimate by the Company of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter’s right to demand payment and a copy of Article 13 of the WBCA.

If Dissenter is Dissatisfied with Offer

          If a dissenter disagrees with the Company’s payment or offer, such dissenter may give notice to the Company in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or reject the offer of the Company and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (b) the Company fails to make payment within 60 days after the date set by the Company by which it must receive the payment demand or (c) the Company does not return deposited certificates if the effective time is 60 days after the date set by the Company by which the payment demand must be received by the stockholder asserting dissenter’s rights. A dissenter waives the right to demand payment under this paragraph unless he or she causes the Company to receive the notice referenced in this paragraph within 30 days after the Company makes or offers payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his or her shares in an amount equal to the amount paid or offered by the Company.

Judicial Appraisal of Shares

          If a demand for payment made by a dissenter as set forth above is unresolved, the Company may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60 day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. The Company must commence any proceeding described above in the District Court of the County of Laramie, Wyoming. The Company must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, to exceed the amount paid by the Company, or for the fair value, plus interest, of a dissenter’s shares for which the Company elected to withhold payment.

Court and Counsel Fees

          The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against the Company; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against the Company and in favor of the dissenters if the court finds that the Company did not substantially comply with its obligations under the dissenter’s rights statute, or (b) against either the Company or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the WBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

          Any written notice required to be sent to the Company by a stockholder electing to exercise his or her dissenter’s rights under Article 13 of the WBCA should be to John G. Simmonds at the offices of the Company, 3565 King Road, Suite 102, King City, Ontario, Canada L7B 1M3.

APPROVAL OF THE MERGER

          Approval of the Agreement and the transactions contemplated thereby will require the affirmative vote of a majority of the shares of the Company’s Common Stock entitled to vote and represented at this Annual Meeting in person or by proxy. The proxies solicited hereby will be voted for approval of the Agreement unless the shareholder specifies otherwise.           A copy of the proposed Merger Agreement and Articles of Incorporation of Gate to Wire Solutions, Inc. are attached hereto as Exhibits A and B, respectively.

PLEASE NOTE: STOCKHOLDERS NEED NOT EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE SURVIVING CORPORATION. HOWEVER, ANY STOCKHOLDERS DESIRING NEW STOCK CERTIFICATES REPRESENTING COMMON STOCK OF THE SURVIVING CORPORATION MAY SUBMIT THEIR EXISTING STOCK CERTIFICATES TO CORPORATE STOCK TRANSFER, 3200 CHERRY CREEK DRIVE SOUTH, SUITE 430, DENVER, COLORADO, 80209, OUR TRANSFER AGENT, AND OBTAIN NEW CERTIFICATES. THERE WILL BE A CHARGE OF APPROXIMATELY $25.00 PAYABLE BY ANY SHAREHOLDER DESIRING A NEW SHARE CERTIFICATE.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" FOR PROPOSAL TO APPROVE THE PLAN AND AGREEMENT OF MERGER.

PROPOSAL 2—ELECTION OF DIRECTORS

In accordance with our Articles of Incorporation, as amended, each member of our Board is elected annually.

Our Nominating Committee did not receive any recommendations of director candidates from any stockholder or group of stockholders during the fiscal year ended February 29, 2008. We did not utilize any third-party search firms to assist in identifying potential director candidates during the fiscal year ended February 29, 2008.

The Nominating Committee is responsible for reviewing with the Board, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the Board’s needs. Nominees for directorships are selected by the Nominating Committee and recommended to the Board in accordance with the policies and principles in its charter. The Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees. Stockholders wishing to suggest candidates to the Nominating Committee for consideration as directors must submit a written notice to the Company’s Corporate Secretary, who will provide it to the Nominating Committee.

The following table sets forth the name and the position(s) currently held by each person nominated as a director:

Name	Age	Position

John G. Simmonds	57	Chairman of the Board, Chief Executive Officer, President

Michael Connell	35	Director

G.R. Randy Barber	61	Director

Each of these directors, if elected, will serve as director until the Annual Meeting of Stockholders held in 2009 and the election and qualification of the director’s respective successor or until the director’s earlier death, removal or resignation.

All nominees have consented to be named, and have agreed to serve if elected. Although it is not anticipated that any of the persons named above will be unable or unwilling to stand for reelection, a proxy, in the event of such occurrence, may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Meeting or leave the position(s) vacant.

The following is a biographical summary of the business experience of our current Directors, each of whom is nominated to serve as a director of our Company for an additional one year term:

John G. Simmonds, President, Chief Executive Officer and Chairman of the Board. Mr. Simmonds has upwards of 40 years of experience in various industries, with a particular focus in the gaming and communications industries. He has served as a Director and Chief Executive Officer and President of our Company since February 23, 2007. Mr. Simmonds previously served as a Director of our Company from 1998 until November 2006, at which time he resigned that position. He has also served as Chief Executive Officer and Chairman of the Board of Wireless Age Communications, Inc., a public reporting company, since February 2007. He had previously served as Chief Executive Officer of Wireless Age Communications, Inc. from March 2003 until August 31, 2005, at which time he resigned his position as Chief Executive Officer, and also previously served as Chairman of the Board and as a director of that company from March 2003 until April 2006, at which time he resigned as Chairman of the Board and as a director. In addition, Mr. Simmonds was appointed Chief Executive Officer of Racino Royale Inc., a public reporting company, in June 2006. He also serves as a director of that company. From June 2005 through February

2006, Mr. Simmonds was a director of Minacs Worldwide, a TSX-listed company. Mr. Simmonds was appointed as a director of Gamecorp Ltd., f/k/a Eiger Technology, Inc. (CNQ:GAME, OTCBB:ETIFF), in September 2005. He continues to serve as Chairman of the Board and as a director of Gamecorp Ltd. and was appointed Chief Executive Officer of that company in April 2007. Mr. Simmonds was appointed as Chief Executive Officer and President of Newlook Industries Corp. (NLI:TXSV) in September 2005, but resigned those positions in February 2007. Mr. Simmonds was re appointed as Chairman and Chief Executive Officer of Newlook Industries Corp. in July 2007. Mr. Simmonds also served as Chief Executive Officer, Chairman and as a director of Phantom Fiber Corporation (OTCBB: PHMF), formerly Pivotal Self-Service Technologies, Inc. from March 2002 until June 2004. Mr. Simmonds devotes approximately 25% of his time to our business.

Michael Connell, Director. Mr. Connellbecame a Director of our Company in June 2007. Prior thereto and in the mid-1990’s, Mr. Connell was an employee of our Company responsible for marketing, research and business development. Mr. Connell presently operates a consulting business called “MBC Racing” which focuses on racetrack and gaming opportunities. Mr. Connell has worked for various trade magazines in the entertainment industry as well as for Standardbred Canada and its member publication, TROT Magazine. Mr. Connell has ten years experience in the horse racing industry and also has extensive experience in the hospitality industry and is an avid horseracing fan and partner in a standardbred racing stable. Mr. Connell attained a degree in journalism from Ryerson University in 2000. Mr. Connell devotes approximately 20% of his time to our business.

          G.R. Randy Barber, Director. Mr. Barber became a Director of our Company in June 2008. Mr. Barber is a highly respected gaming executive with over 40 years of business, regulatory and governmental experience. Mr. Barber was appointed by the Premier of Ontario as Chair of the Alcohol and Gaming Commission of Ontario (AGCO) in 1997, serving in that role until March 2005. In that capacity, Mr. Barber regulated liquor licensing and all forms of gaming in the province of Ontario, reporting to the Minister of Consumer and Business Services. Since March 2005, upon leaving his post at the AGCO, he has provided advisory and management services to the Alcohol and Gaming Industries in North America and Europe through his own consultancy firm. Since April 2008, Mr. Barber has also served as a director of Racino Royale, Inc., a public reporting company. He holds an International Masters of Gaming Law degree. Upon his election as a director of our Company, he will devote only such time as necessary to our business.

COMPENSATION OF DIRECTORS

During our fiscal year ended February 29, 2008, we adopted a compensation arrangement with our non-employee directors to pay them $1,000 per month. We do reimburse reasonable travel expenses of non-employee directors incurred in connection with their Board and Committee meeting attendance. Because of a lack of available working capital, these fees were accrued. The Company owed existing and former directors $25,875 in unpaid directors’ fees. In February 2008 the Company agreed to issue 19,937,500 restricted shares of its common stock in repayment of those directors’ fees. See “Certain Relationships and Related Transactions,” below.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE NOMINEES NAMED IN PROPOSAL 2.

PROPOSAL 3 — RATIFICATION OF ROTENBERG & CO., LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Rotenberg & Co., LLP as our independent registered public accounting firm for the year ending February 28, 2009. A representative of Rotenberg & Co., LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Rotenberg & Co., LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our and our the stockholders’ best interests.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR

THE RATIFICATION OF ROTENBERG & CO., LLP

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

          The following table presents fees for professional audit services rendered by Rotenberg & Co., LLP for the years ended February 29, 2008 and February 28, 2007.

	February 29, 2008	February 28, 2007
Audit Fees	$29,000	$29,000
Audit Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$29,000	$29,000

          Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Forms 10-KSB, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Forms 10-QSB.

          Tax Fees. Consists of amounts billed for professional services rendered for tax return preparation, tax planning and tax advice.

All Other Fees. Consists of amounts billed for services other than those noted above.

          Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee Chairman for pre-approval prior to engaging the independent auditor for such services. Such interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

          On February 29, 2008, the Company entered into several agreements pursuant to which it disposed of its remaining interest in American Racing and Entertainment, LLC (“American Racing”) and restructured its Series A 8% convertible preferred stock obligations and a substantial portion of its remaining liabilities.

          The Company held a 4.94% membership interest in American Racing, which owns two gaming and horseracing facilities in New York State known as Tioga Downs and Vernon Downs. The remaining interest was acquired one-half by Southern Tier Acquisition II, LLC (“Southern Tier”) and one-half by Oneida Entertainment, LLC, (“Oneida”), the controlling members of American Racing, for total consideration of $934,016 on February 29, 2008. At closing, Trackpower repaid a $834,016, 15% secured promissory note to Southern Tier and Oneida (each holding a 15%, $350,000 secured promissory note of Trackpower).

          Prior to closing, the Company had $3,000,000 principal value of 8% Series A convertible preferred share obligations and $440,000 of accrued and unpaid dividends outstanding (the “Preferred Share Obligations”). The Company agreed to; 1) issue 1,220,000,000 restricted shares of its common stock, and 2) provide an earnout arrangement of ten percent (10%) of cumulative earnings before interest, taxes, depreciation and amortization paid in cash, quarterly, 45 days following fiscal quarter end, to a maximum of $1,000,000, collectively, to the members and affiliates of Asolare II, LLC, (“Asolare”) as full and complete settlement of its Preferred Share Obligations including any related obligations of Asolare to its affiliates. The members of Asolare were Brian Usher-Jones (37%), Kenneth J. Adelberg (25%), John G. Simmonds, the Company’s Chief Executive Officer, (17.5%), Paul Marsiglio (17.5%) and others have the remaining 3%. The Woodham Group Inc. was an affiliate of Asolare.

          In February 2008 the Company agreed to issue a total of 89,937,500 restricted shares of its common stock and pay $142,201 in cash to officers and directors in payment of obligations owed. Simmonds Mercantile and Management Inc., an entity which is solely owned by John Simmonds, was owed $121,952 for past services and advances made to the Company and agreed to accept $81,952 in cash and 40,000,000 restricted shares of the Company’s common stock as a full and complete settlement. Gary Hokkanen, the Company’s CFO, was owed $61,749 for past services provided and expenses paid on the Company’s behalf and agreed to accept $37,749 in cash and 20,000,000 restricted shares of the Company’s common stock as a settlement for all obligations owed. Carrie Weiler, the Company’s Corporate Secretary, was owed $32,500 for services provided and accepted $22,500 in cash and 10,000,000 restricted shares of the Company’s common stock as a settlement for all obligations owed. The Company owed existing and former directors $25,875 in unpaid directors’ fees. The Company agreed to issue 19,937,500 restricted shares of its common stock in repayment of those directors’ fees.

          There are no other related party transactions that are required to be disclosed pursuant to Regulation S-K promulgated under the Securities Act of 1933, as amended.

SECTION 16(A) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s shares of Common Stock to file reports of ownership and changes in ownership of our shares of Common Stock and any other equity securities with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for fiscal year 2007 or written representations that no other reports were required, we believe that all filing requirements under Section 16(a) for fiscal year 2007 were complied with, except that all such reports were filed late.

2008 ANNUAL REPORT TO STOCKHOLDERS

We have enclosed along with this Proxy Statement a copy of the Company’s 2008 Annual Report to Stockholders that includes all financial statements and schedules. We will provide without charge additional copies of the 2007 Annual Report to each person solicited by this Proxy Statement upon request in writing to Mr. John G. Simmonds, CEO, TrackPower, Inc., 3565 King Road, Suite 102, King City, Ontario, Canada L7B 1M3.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the 2008 Annual Meeting of Stockholders other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Meeting, or any adjournment or postponement thereof, it is intended that the holders of the proxies will act in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

To be eligible for inclusion in the proxy materials for the Company’s 2009 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s principal executive offices, Attention: Corporate Secretary, by December 29, 2008. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies. A stockholder who wishes to present a proposal at the Company’s 2009 Annual Meeting of Stockholders, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices, Attention: Corporate Secretary, no earlier than and no later than

Because this Proxy Statement was first mailed to our stockholders on ___________, 2008, our Corporate Secretary must receive written notice of a stockholder’s intent to make such nomination or nominations at the 2009 Annual Meeting of Stockholders not later than the close of business on and not earlier than the close of business on December 29, 2008.

Each notice of a stockholder proposal must set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•

as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.

          The stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, must set forth:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner; and

•	the number of shares of each class of our stock which are owned beneficially and of record by such stockholder and such beneficial owner.

If the Board has determined that directors will be elected at a special meeting of stockholders, any stockholder of the Company who is a stockholder of record both at the time of giving of notice of such meeting and at the time of the special meeting, and who is entitled to vote at the meeting and who complies with the notice procedures in the next sentence may nominate a person for election to the Company’s Board. Such stockholder must deliver a notice containing the information described above to the Corporate Secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

We will also furnish any stockholder a copy of our bylaws without charge upon written request to the Corporate Secretary.

By Order of the Board,

Carrie J. Weiler
Corporate Secretary

______________, 2008

PROXY	TrackPower, Inc.	PROXY

          The undersigned hereby appoints John G. Simmonds, with power of substitution, as proxy to vote the shares of Common Stock of the undersigned in TrackPower, Inc. at the Annual Meeting of Shareholders to be held ________, _____________, 2008 at the offices of the Company at 3565 King Road, Suite 102, King City, Ontario, Canada L7B 1M3, and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith. Indicate your vote by an (. It is recommended that you vote FOR all items.

Proposal

1.

To ratify and approve the Agreement and Plan of Merger providing for the merger of the Company with Gate to Solutions, Inc., a wholly owned subsidiary of the Company, to reincorporate the Company in the State of Nevada.

☐	FOR	☐	AGAINST	☐	ABSTAIN

1.	To elect the following persons as directors of the Company

John G. Simmonds	☐	FOR	☐	AGAINST	☐	ABSTAIN
Michael Connell	☐	FOR	☐	AGAINST	☐	ABSTAIN
G.R. “Randy” Barber	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.

To ratify the appointment of Rotenberg & Co., LLP as the Company’s independent registered public accountant, to audit the Company’s financial books and records for its fiscal year ending February 28, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE RETURN PROMPTLY IN THE STAMPED, ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORSWHO RECOMMEND VOTING FOR ALL ITEMS. IT WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL ITEMS.

___________________, 2008	________________________________________
Date	Signature

_________________________	__________________________________________
No. of Shares	Printed Name

Please sign exactly as name(s) appear on this proxy. If joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

ADDITIONAL SIGNATURES:	___________________________________________
(if necessary)	Signature

___________________________________________

                                                                                                 Printed Name

26

EXHIBIT A

MERGER AGREEMENT

by and among

Gate to Wire Solutions, Inc.,

a Nevada corporation

and

TrackPower, Inc.,

a Wyoming corporation

effective as of _________ __, 2008

MERGER AGREEMENT

          THIS AGREEMENT (hereinafter referred to as the “Agreement”), is effective as of ______ __, 2008, by and among Gate to Wire Solutions, Inc., a Nevada corporation (“GWS”), and TrackPower, Inc., a Wyoming corporation (“TP”).

Premises

          A.      This Agreement provides for the merger of TP with and into GWS as the surviving entity, and in connection therewith, the conversion of the outstanding class of common stock of TP into shares of common voting stock of GWS, all as set forth in the plan of merger, which shall be appended to the Articles of Merger (the “Articles of Merger”), substantially in the form attached hereto as Exhibit “A,” all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended. As used herein the term “Constituent Corporation” shall mean and refer to TP and the term “Surviving Corporation” shall mean and refer to GWS.

          B.      Management of TP and GWS have agreed, subject to the terms and conditions set forth in this Agreement, and by these premises do hereby evidence the agreement, that it is desirable and in the best interest of each of said entities and their stockholders, that TP be merged into GWS as the Surviving Corporation pursuant to the laws of the states of Nevada and Wyoming and TP shall cease to exist. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the proposed merger.

Agreement

          NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF TP

          As an inducement to, and to obtain the reliance of GWS, TP represents and warrants as follows:

          Section 1.1 Incorporation. TP is a Wyoming corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the TP Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation of TP as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of TP’s Articles of Incorporation or Bylaws. TP has taken all required action by law, its Articles of Incorporation, Bylaws or otherwise to authorize the execution and delivery of this Agreement. TP has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws and otherwise to consummate the transactions herein contemplated.

          Section 1.2 Capitalization. The authorized capitalization of TP consists of an unlimited number of shares of common stock, $.0001 par value per share, and an unlimited number of shares of preferred stock, $.0001 par value per share. As of the Closing Date there will be 2,510,243,040 shares of Common Stock issued and outstanding and o shares of preferred stock issued or outstanding. All issued and outstanding securities are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person.

          Section 1.3 Subsidiaries A list of the subsidiaries of TP are attached hereto as Schedule 1.3. TP does not have any other subsidiaries and does not own, beneficially or of record, any interest of any other entity.

          Section 1.4 Financial Statements. Included in the TP Schedules are the audited financial statements of TP as of February 29, 2008 and February 28, 2007.

(a)       the TP financial statements presents fairly as of its date the financial condition of TP. TP does not have, as of the date of such financial statements, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) that should be reflected in the financial statements or the notes thereto;

(b) TP has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)       TP has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof;

(d)       The books and records, financial and others, of TP are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(e)       Except as and to the extent disclosed in the most recent TP balance sheet and the TP Schedules, TP has no material contingent liabilities, direct or indirect, matured or unmatured.

          Section 1.5 Information. The information concerning TP set forth in this Agreement and in the TP Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

          Section 1.6 Options or Warrants. Other than as stated in Schedule 1.6 hereto, there are no existing options, warrants, calls or commitments of any character relating to the authorized and unissued TP common stock or options, warrants, calls or commitments.

          Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement or the TP Schedules, since February 29, 2008:

(a)     there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of TP; or (ii) any damage, destruction or loss to TP (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of TP;

          (b)      TP has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed or agreed to purchase or redeem any of its common stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of TP; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors, shareholders or employees;

(c)     TP has not: (i) granted or agreed to grant any options, warrants or other rights for its common stock, bonds or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent TP balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of TP; or (vi) issued, delivered or agreed to issue or deliver any securities, including debentures (whether authorized and unissued or held as treasury stock); and

(d)     to the best knowledge of TP, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of TP.

          Section 1.8 Title and Related Matters. TP has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal, including the Patents and Technical Information (as defined hereinafter), copyrights, trademarks, service marks and tradenames (collectively, the “Assets”) which are reflected in the most recent TP balance sheet and the TP Schedules or acquired after that date (except properties, interest in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the TP Schedules. Except as set forth in the TP Schedules, TP owns free and clear of any liens, claims, encumbrances, royalty interest or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with TP’s business. Except as set forth in the TP Schedules, no third party has any right to, and TP has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions, income or business prospects of TP or any material portion of its properties, assets or rights.

          Section 1.9 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against TP or affecting TP or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition, income or business prospects of TP. TP does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

(a)     Except as included or described in the TP Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which TP is a party or by which it or any of its assets, products, technology or properties are bound;

(b)     TP is not a party to or bound by, and the properties of TP are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as TP can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of TP;

(c)     Except as included or described in the TP Schedules or reflected in the most recent TP balance sheet, TP is not a party to any oral or written: (i) contract for the employment of any officer, director, shareholder or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which TP is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of TP; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

(d)     All contracts, agreements, franchises, license agreements and other commitments to which TP is a party or by which its properties are bound and which are material to the operations of TP taken as a whole, are valid and enforceable by TP in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

          Section 1.11 Material Contract Defaults. To the best of TP’s knowledge and belief, TP is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of TP, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which TP has not taken adequate steps to prevent such a default from occurring.

          Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which TP is a party or to which any of its properties or operations are subject.

          Section 1.13 Governmental Authorizations. To the best of TP’s knowledge, TP has all licenses, franchises, permits or other governmental authorizations that TP is legally required to have to enable TP to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by TP of this Agreement and the consummation by TP of the transactions contemplated hereby.

          Section 1.14 Compliance With Laws and Regulations. To the best of TP’s knowledge, TP has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of TP or would not result in TP’s incurring any material liability.

          Section 1.15 Insurance. All of the insurable properties of TP are insured for TP’s benefit in accordance with the insurance policies disclosed in the TP Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

          Section 1.16 Approval of Agreement. The Board of Directors of TP have authorized the execution and delivery of this Agreement by TP, have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of TP for their approval with the recommendation that the merger be approved.

          Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the TP Schedules, there exists no material contract, agreement or arrangement between TP and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by TP to own beneficially, ten percent (10%) or more of the common stock of TP and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to TP than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by TP, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

          Section 1.18 Labor Relations. TP has never had a work stoppage resulting from labor problems. To the best knowledge of TP, no union or other collective bargaining organization is organizing or attempting to organize any employee of TP.

          Section 1.19 Previous Sales of Securities. Since inception, TP has sold common stock to investors in reliance upon applicable exemptions from the registration requirements under federal and state securities laws. All such sales (the “Sales”) were made to a limited number of investors in reliance on and in conformity with the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance and in conformity with exemptions from registration in all states where offers and/or sales occurred. Included in the TP Schedules are copies of all material documentation and information relating to the Sales. With respect to the Sales:

(a)     all prospective investors were provided, prior to their investment, all material information with respect to the investment, including any information necessary to make the materials provided not misleading;

(b)     neither TP nor any person acting on its behalf offered or sold securities of TP by any form of general solicitation or general advertising;

(c)     immediately prior to making any Sale, TP reasonably believed that each purchaser was an accredited investor; and

(d)     the descriptive material and all other information, whether written or oral, provided to prospective investors in the Sales did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Section 1.20 TP Schedules. At the Closing, TP will deliver to GWS the following schedules, which are collectively referred to as the “TP Schedules” and which consist of separate schedules dated as of the Closing Date and instruments and data as of such date, all certified by the chief executive officer of TP as complete, true and correct:

(a)     a schedule containing complete and correct copies of the Articles of Incorporation, Bylaws and all minutes of the Board of Directors and shareholders of TP as of the date of the Closing;

(b)     a schedule including the financial statements of TP identified in Section 1.4;

(c)     a schedule containing a list indicating the name and address of each shareholder of TP, together with the number of shares owned by him, her or it;

(d)     copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which TP carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of TP);

(e)     a schedule containing a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect TP, its properties or assets;

(f)      a list of all executive employees of TP, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

(g)     a schedule containing a description of all real and personal property owned by TP, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

(h)     a schedule containing true and correct copies of all material contracts, leases, agreements or other instruments to which TP is a party or by which it or its properties are bound, specifically including all contracts, agreements or arrangements referred to in Section 1.17;

(i)      a schedule showing the name and location of each bank or other institution with which TP has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

(j)      a schedule containing a list of all Patents, Technical Information, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of TP and in which either TP or TP’s shareholders has or previously had any direct or indirect, equitable or legal right or interest and all pertinent documentation;

(k)     a copy of all material documentation relating to the sale of restricted securities by TP to its present shareholders;

(l)     a schedule listing the insurance policies referred to in Section 1.15;

(m)   a schedule setting forth a description of any material adverse change in the business operations, property, inventory, assets or condition of TP since the most recent TP balance sheet required to be provided pursuant to Section 1.4 hereof;

(n)     a schedule containing the federal income tax returns of TP identified in Section 1.4(c) for the fiscal years ended December 31, 2006 and 2005, respectively;

(o)     a schedule setting forth any other information, together with any required copies of documents required to be disclosed in the TP Schedules by Section 1.1 through Section 1.19 hereof.

TP shall cause the TP Schedules and the instruments and data delivered to GWS hereunder to be updated after the date hereof up to and including the Effective Date, as hereinafter defined.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF GWS

          As an inducement to, and to obtain the reliance of TP, GWS represents and warrants as follows:

          Section 2.1 Incorporation. GWS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the GWS Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of GWS as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of GWS’s Articles of Incorporation or Bylaws. GWS has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. GWS has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws or otherwise to consummate the transactions herein contemplated.

          Section 2.2 Capitalization. The authorized capitalization of GWS consists of Two Hundred Million (200,000,000) shares of Common Stock, par value $.001, of which one (1) share is issued and are outstanding (the “Shares”) and Twenty Million (20,000,000) shares of Preferred Stock, par value $.001 per share, none of which are issued or outstanding. The Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the GWS in compliance with all applicable state and federal laws.

          Section 2.3 Subsidiaries. GWS does not have any subsidiaries and does not own, beneficially or of record, any other corporation.

Section 2.4 Financial Statements.

          (a)      GWS is a newly incorporated Nevada corporation that has not conducted any business and has no assets or liabilities.

(b)     The books and records, financial and others, of GWS are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

          Section 2.5 Information. The information concerning GWS as set forth in this Agreement and in the GWS Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

          Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the GWS Schedules, since GWS’s inception:

(a)     there has not been: (i) any material adverse change in the business, operations, properties, assets or condition, of GWS or any damage, destruction or loss to GWS (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of GWS;

(b)     GWS has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of GWS; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) paid or agreed to pay any compensation payable or to become payable by it to any of its officers or directors or any employee; or (viii) made any payment to any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

(c)     GWS has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent GWS balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of GWS; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)     to the best knowledge of GWS, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of GWS.

          Section 2.7 Title and Related Matters. GWS owns no real property. GWS has good title to all of the assets which are reflected in the GWS balance sheet, if any, or acquired after that date (except assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except statutory liens or claims not yet delinquent or as described in the GWS Schedules.

          Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of GWS’s knowledge and belief, threatened by or against or affecting GWS, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of GWS. GWS does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.9 Contracts.

(a)     Except as included or described in the GWS Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which GWS is a party or by which it or any of its properties are bound;

(b)     GWS is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may

(as far as GWS can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of GWS;

(c)     GWS is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of GWS; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate; and

(d)     All contracts, agreements, franchises, license agreements and other commitments to which GWS is a party or by which its properties are bound and which are material to the operations of GWS taken as a whole, are valid and enforceable by GWS in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

          Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which GWS is a party or to which any of its properties or operations are subject.

          Section 2.11 Material Contract Defaults. To the best of GWS’s knowledge and belief, GWS is, except as disclosed in the GWS Schedules, not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of GWS, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which GWS has not taken adequate steps to prevent such a default from occurring.

          Section 2.12 Governmental Authorizations. To the best of GWS’s knowledge, GWS has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by GWS of the transactions contemplated hereby.

          Section 2.13 Compliance With Laws and Regulations. To the best of GWS’s knowledge and belief, GWS has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of GWS or would not result in GWS’s incurring any material liability.

          Section 2.14 Insurance. All of the insurable properties of GWS, if any, are insured for GWS’s benefit in accordance with the insurance policies disclosed in the GWS Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

          Section 2.15 Approval of Agreement. The Board of Directors of GWS has authorized the execution and delivery of this Agreement by GWS and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of GWS. Further, the stockholders of GWS do not have dissenters’ rights, rights of appraisal or preemptive rights with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement.

          Section 2.16 Material Transactions or Affiliations. There exists no material contract, agreement or arrangement between GWS and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by GWS to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of GWS and which is to be performed in whole or in part after the date hereof. GWS has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

          Section 2.17 Labor Relations. GWS has never had a work stoppage resulting from labor problems. GWS has no employees other than its officers and directors.

          Section 2.18 GWS Schedules. GWS has delivered to TP the following schedules, which are collectively referred to as the “GWS Schedules” which are dated the date of this Agreement, all certified by an officer of GWS to be complete, true and accurate:

(a)     a schedule containing complete and correct copies of the Articles of Incorporation and Bylaws of GWS as in effect as of the date of this Agreement;

(b)     a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of GWS since December 31, 2006 required to be provided pursuant to Section 2.6 hereof; and

(c)     a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the GWS Schedules by Section 2.1 through Section 2.17 hereof.

          GWS shall cause the GWS Schedules and the instruments to be delivered to TP hereunder to be updated after the date hereof up to and including the Effective Date.

ARTICLE III

ARTICLES OF MERGER

          Section 3.1 The Merger. Pursuant to the Articles of Merger, TP will be merged with and into GWS, the latter of which shall survive the merger as the Surviving Corporation. The issued and outstanding common stock of TP shall be converted into shares of GWS voting common stock, par value $0.001 per share (the “Exchanged GWS Shares”), whereby each 100 shares currently held by TP shareholders shall be exchanged for one (1) share of GWS Common Stock, as follows:

(a)       At the Closing Date, GWS shall issue and deliver an aggregate of 25,102,430 shares of Exchanged GWS Shares to the TP shareholders in exchange for an aggregate of 2,510,243,040 shares of the common stock of TP, representing one hundred percent (100%) of the issued and outstanding common stock of TP. At the Closing, the Exchanged GWS Shares shall be issued to the shareholders of TP immediately prior to the Closing (the “TP Shareholders”) on a pro rata basis. GWS shall not issue or exchange any fractional shares or shares in the Exchanged GWS Shares in connection with the foregoing conversion. If any of the TP Shareholders would otherwise be entitled to a fractional share on exchange of such shares, GWS shall round the number of shares of the Exchanged GWS Shares to be issued to such TP shareholder to the nearest whole share. In the event that the number of issued and outstanding TP common shares shall be different at the Closing Date, as hereinafter defined, the common stock of GWS to be issued to the TP Shareholders, pursuant hereto, shall be adjusted accordingly on a pro rata basis, but in no event shall GWS issue less than 25,102,430 shares of Exchanged GWS Shares to the TP Shareholders.

(b)     After the Effective Date of the merger, each TP Shareholder shall, on the surrender of his or her certificate or certificates representing such TP common stock (together with an investment letter in a form acceptable to GWS) to the registrar and transfer agent of GWS, be entitled to receive a certificate or certificates evidencing shares of the Exchanged GWS Shares as provided herein. On the Effective Date of the merger, all previously issued and outstanding common stock of TP shall be canceled and all rights in respect thereof shall cease.

          Section 3.2 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be as of ________ __, 2008 (“Closing Date”), unless a different date is mutually agreed to in writing by the parties hereto.

          Section 3.3 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

          Section 3.4 Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, Articles of Merger and a Certificate of Merger, as the case may be, setting forth the Plan of Merger and other matters required by the corporate statutes of the states of Nevada and Wyoming, as applicable, to complete the merger of GWS and TP, shall be filed with the Secretary of State of Nevada and Wyoming. The “Effective Date” of the merger shall be ____________, 2008, the effective date as defined in the Plan of Merger, unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.5 Termination.

          (a)      This Agreement may be terminated by the Board of Directors of GWS or the Board of Directors of TP at any time prior to the Effective Date if:

          (i)       there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger and consolidation contemplated by this Agreement; or

          (ii)      any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

In the event of termination pursuant to this subparagraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

          (b)      This Agreement may be terminated at any time prior to the Effective Date by action of the Board of Directors of GWS if TP shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of TP contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this subparagraph (b) of this Section 3.5, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

          (c)      This Agreement may be terminated at any time prior to the Effective Date by action of the Board of Directors of TP if GWS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of GWS contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this subparagraph (c) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

          Section 3.6 Directors of Surviving Corporation. The Board of Directors of the Surviving Corporation shall consist of three directors, including John G. Simmonds, who shall remain as a director, R.G. “Randy” Barber and Michael Connell. Messrs. Barber and Connell shall be appointed in accordance with procedures set forth in the GWS Bylaws. Each of the directors shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

          Section 3.7 Officers of the Surviving Corporation. The names of the Officers of the Surviving Corporation who shall hold office subject to the Bylaws of the Surviving Corporation are as follows:

Name	Office

John G. Simmonds	Chief Executive Officer, President

Gary N. Hokkanen	Chief Financial Officer, Treasurer

Carrie J. Weiler	Secretary

          Section 3.8 Effect of Merger. On the Effective Date of the merger, TP shall cease to exist and shall be merged with and into the Surviving Corporation, in accordance with the provisions of this Agreement and in accordance with the provisions of, and with the effect provided in the corporation laws of the State of Nevada. The Surviving Corporation shall possess all the rights, privileges, powers, franchises, trust and fiduciary duties, powers and obligations, and be subject to all the restrictions, obligations and duties of GWS and TP, and all the rights, privileges, powers, franchises, trust and fiduciary rights, powers, duties and obligations of GWS and TP; and all property, real, personal and mixed, and all debts due to GWS and TP on whatever account, and all other things belonging to each GWS and TP shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of GWS and TP; and the title to any real estate, whether vested by deed or otherwise, in either GWS or TP shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either GWS or TP shall be preserved unimpaired, and all debts, liabilities and duties of GWS and TP shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The Articles of Incorporation and Bylaws of GWS shall remain those of the Surviving Corporation.

ARTICLE IV

SPECIAL COVENANTS

          Section 4.1 Stockholder Meeting of TP. TP shall, at a meeting of its shareholders duly called by the Board of Directors of TP, to be held as soon as practicable following execution of this Agreement, present for the authorization and approval of the shareholders of TP, in accordance with the applicable provisions of the laws of the State of Wyoming, this Agreement and the consummation of the transactions contemplated with GWS as set forth herein.

          Section 4.2 Stockholder Meeting of GWS. GWS shall, at a meeting of its stockholders duly called by the Board of Directors of GWS, to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the stockholders, present for the authorization and approval of the stockholders of GWS in accordance with the applicable provisions of the laws of the State of Nevada, this Agreement and the consummation of the transactions contemplated with TP as set forth herein

          Section 4.3 Access to Properties and Records. GWS and TP will each afford to the management and authorized representatives of the other full access to the properties, books and records of GWS and TP, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of GWS and TP, as the case may be, as the other shall from time to time reasonably request.

          Section 4.4 Information. TP and the TP Shareholders will furnish GWS with all information concerning TP and the TP Shareholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by GWS pursuant to the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), or any other applicable federal or state law. TP represents and warrants to GWS that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by GWS, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

          Section 4.6 Special Covenants and Representations Regarding the Exchanged GWS Shares. The consummation of this Agreement, the Plan of Merger and the transactions herein contemplated, including the issuance of the Exchanged GWS Shares to the shareholders of TP as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the TP shareholders acquire such securities.

          Section 4.7 Third Party Consents. GWS and TP agree to cooperate with each other in order to obtain any required third party consents to this Agreement, the Plan of Merger and the transactions herein and therein contemplated.

Section 4.8 Actions Prior to Closing.

(a)       From and after the date of this Agreement until the Effective Date and except as set forth in the GWS or TP Schedules or as permitted or contemplated by this Agreement, GWS and TP, respectively, will each:

          (i)       carry on its business in substantially the same manner as it has heretofore;

          (ii)      maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii)    maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv)     perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

          (v)      use its best efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

          (vi)     fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

(b)     From and after the date of this Agreement until the Effective Date, neither GWS nor TP will:

          (i)       except as otherwise specifically set forth herein, make any change in their respective Articles of Incorporation or Bylaws, or Articles of Incorporation or Bylaws, as applicable;

          (ii)      take any action described in Section 1.7 in the case of TP, or in Section 2.6, in the case of GWS (all except as permitted therein or as disclosed in the applicable party’s schedules); or

          (iii)    enter into or amend any contract, agreement or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

Section 4.9 Indemnification.

(a)     TP and its officers and directors hereby agree to indemnify GWS and each of the officers, agents and directors of GWS as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)     GWS and its officers and directors hereby agrees to indemnify TP and each of its officers, directors, agents and current shareholders as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4 (d) and with regard to the representation set forth in Section 7.1 hereof regarding finder’s fees. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF GWS

          The obligations of GWS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

          Section 5.1 Accuracy of Representations. The representations and warranties made by TP in this Agreement were true when made and shall be true at the Effective Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and TP shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by TP prior to or at the Closing. GWS shall be furnished with a certificate, signed by a duly authorized officer of TP and dated the Closing Date, to the foregoing effect.

          Section 5.2 Shareholder Approval. The shareholders of TP shall have approved the proposed Plan of Merger and the transactions contemplated thereby as described in Section 4.1.

          Section 5.3 Officer’s Certificate. GWS shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of TP to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of TP, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the TP Schedules, by or against TP which might result in any material adverse change in any of the assets, properties, business or operations of TP.

          Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of TP.

          Section 5.5 Other Items. GWS shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as GWS may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF TP

          The obligations of TP under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

          Section 6.1 Accuracy of Representations. The representations and warranties made by GWS in this Agreement were true when made and shall be true as of the Effective Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and GWS shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by GWS prior to or at the Closing. TP shall have been furnished with a certificate, signed by a duly authorized executive officer of GWS and dated the Closing Date, to the foregoing effect.

          Section 6.2 Stockholder Approval. The stockholders of GWS shall have approved the proposed Plan of Merger and the transactions contemplated thereby as described in Section 4.2.

          Section 6.3 Officer’s Certificate. TP shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of GWS to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of GWS, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the GWS Schedules, by or against GWS which might result in any material adverse change in any of the assets, properties, business or operations of GWS.

          Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of GWS.

          Section 6.5 Other Items. TP shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TP may reasonably request.

ARTICLE VII

MISCELLANEOUS

          Section 7.1 Brokers and Finders. Each party represents to every other party that all brokers or finders who have acted for it in connection with this Agreement have been satisfied in full and that no other obligations need to be satisfied as of the date of this Agreement. In the event it is determined that any party is obligated to any other party to pay a broker or finder relevant to the transaction described herein, GWS agrees to indemnify TP for any such obligation, including reasonable attorneys fees.

          Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of Nevada and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of Nevada as agent for service of process for all purposes provided herein.

          Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed to the other party at the address indicated hereinabove or such other address as a party may so indicate to the other in the future.

Section 7.4 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

          Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the merger contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, shareholder or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

          Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

          Section 7.7 Third Party Beneficiaries. This contract is solely among GWS and TP and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

          Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

          Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the merger and the consummation of the transactions herein contemplated.

          Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

          Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

          7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

          7.13 Expenses. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.

          7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

          7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

          7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

          7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

          7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

          7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

          7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

          7.21 Litigation by Third Parties. In the event that suit is brought by a third party to enjoin or otherwise interfere with the consummation of the transactions contemplated herein, the parties agree that the bringing of such litigation shall not entitle any party hereto to terminate the within Agreement, but that the parties shall bring an action for declaratory relief before a court of competent jurisdiction and shall terminate this Agreement if such court adjudges termination to be required by the rights of such third party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

GATE TO WIRE SOLUTIONS, INC.

a Nevada corporation

By:__________________________________
Its: President

TRACKPOWER, INC.
a Wyoming corporation
By:__________________________________

                                                                              Its: President

EXHIBIT B

ARTICLES OF INCORPORATION

OF

GATE TO WIRE SOLUTIONS, INC.

The undersigned, being the original incorporator herein named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the corporation laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

1.	The name of the corporation is GATE TO WIRE SOLUTIONS, INC.

2.         Its principal office in the County of Clark, State of Nevada, is located at 2235 E. Flamingo Road, Suite 201 G, Las Vegas, Nevada 89119. The name of its Resident Agent is CHQ Incorporated.

3.         The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

          A.      To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

          B.      To discount and negotiate promissory notes, drafts, bills of exchange and other evidences of debt, and to collect for others money due them on notes, checks, drafts, bills of exchange, commercial paper or other evidence of indebtedness.

          C.      To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guarantee, to invest, trade, and deal in and with personal property of every class and description.

          D.      To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the corporation may deem fit.

          E.       To purchase, lease, or otherwise acquire, in whole or in part, the business, goodwill, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of the corporation or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

F.                    To lend or borrow money and to negotiate and make loans, either on its own account or as agent or broker for others.

          G.      To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative, profit or non-profit corporation, municipality, state or government or any subdivision, district or department thereof.

        H.      To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collateral or securities, created or issued by any corporation wherever organized including this corporation, within such limits as may be provided by law, and while owner of any such stocks or other collateral to exercise all rights, powers and privileges of ownership, including the right to vote the same, and to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

          I.        To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

          J.        To do any and all other such acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objectives hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the corporation; and in carrying on its purposes, or for the purpose of obtaining or furthering any of its businesses, to do any and all acts and things, and to exercise any and all other powers which a natural person could do or exercise, and which now or hereafter may be authorized by law, here and in any other part of the world.

          K.      The several clauses contained in this statement of powers shall be construed in each of these clauses and shall be in no way limited or restricted by reference to or inference from the terms of any other clauses, but shall be regarded as independent purposes and powers; and no recitation, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive, but is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

4.         The total number of shares of all classes which the corporation shall have authority to issue is 220,000,000 of which 20,000,000 shall be Preferred Shares, $.001 par value per share, and 200,000,000 shall be Common Shares, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

          A.      Preferred Shares. The corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Nevada in respect to the following:

          (1)      The number of shares to constitute such series, and the distinctive designations thereof;

          (2)      The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

          (3)      Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (4)      The amount payable upon shares in event of involuntary liquidation;

          (5)      The amount payable upon shares in event of voluntary liquidation;

          (6)      Sinking fund or other provisions, if any, for the redemption or purchase of shares;

        (7)      The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

        (8)       Voting powers, if any; and

                                                  (9)      Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

B.	Common Shares.

          (1)      The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors or the corporation providing for the issuance of one or more series of the Preferred Shares.

          (2)      The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

No holder of shares of the corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares, whether nor or hereafter authorized. All shares are to be non-assessable.

5.         The governing board shall be styled “directors” and the number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be less than one (1). One (1) director shall constitute the initial Board of Directors.

The names and addresses of the first Board of Directors are as follows:

Name	Address

John G. Simmonds	3565 King Road, Suite 102 King City, Ontario, Canada L7B 1M3

Michael Connell	3565 King Road, Suite 102 King City, Ontario, Canada L7B 1M3

R.G. Randy Barber	3565 King Road, Suite 102 King City, Ontario, Canada L7B 1M3

6.	The name and address of the incorporator of the corporation is as follows:

Name	Address

Andrew I. Telsey	12835 E. Arapahoe Road Tower One, Penthouse #803 Englewood, CO 80112

7.	The period of the corporation’s duration is perpetual.

8.	The corporation may:

          A.      Indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct as unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          B.      The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          C.      To the extent that a director, officer, employee, fiduciary, or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in subparagraph A or B of this Article 8, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

          D.      Any indemnification under subparagraph A or B of this Article 8 (unless ordered by a court) and as distinguished from subparagraph C of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph A or B above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if the Board of Directors so direct, by independent legal counsel in a written opinion, or by the shareholders.

          E.       Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in subparagraph C or D of this Article 8 upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article 8.

          F.       The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

9.         Provisions for the regulation of the internal affairs of the corporation are contained in the Bylaws of this corporation.

EXHIBIT C

Dissenter’s Rights Under the Wyoming Business Corporation Act

ARTICLE 13 - DISSENTERS’ RIGHTS

17-16-1301. Definitions.

(a) As used in this article:

(i) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

(ii) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

(iii) “Dissenter” means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

(iv) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

(v) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

(vi) “Record shareholder” means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

(vii) “Shareholder” means the record shareholder or the beneficial shareholder.

17-16-1302. Right to dissent.

(a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

(A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

(B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

(ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

(v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

17-16-1303. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(i) He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

17-16-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under W.S. 17-16-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in W.S. 17-16-1322.

17-16-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under W.S. 17-16-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.

17-16-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under W.S. 17-16-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

(b) The dissenters’ notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

(i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection (a) of this section is delivered; and

(v) Be accompanied by a copy of this article.

17-16-1323. Duty to demand payment.

(a) A shareholder sent a dissenters’ notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

17-16-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

17-16-1325. Payment.

(a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment shall be accompanied by:

(i) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(ii) A statement of the corporation’s estimate of the fair value of the shares;

(iii) An explanation of how the interest was calculated;

(iv) A statement of the dissenter’s right to demand payment under W.S. 17-16-1328; and

(v) A copy of this article.

17-16-1326. Failure to take action.

(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters’ notice under W.S. 17-16-1322 and repeat the payment demand procedure.

17-16-1327. After-acquired shares.

(a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under W.S. 17-16-1328.

17-16-1328. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation’s offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

(i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

(iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

17-16-1330. Court action.

(a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the district court of the county where a corporation’s principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for:

(i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.

17-16-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

(ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.